JOINT FILER INFORMATION

Name:	Citadel GP LLC

Address:	131 S. Dearborn Street, 32nd Floor
Chicago, Illinois 60603

Designated Filer:	Citadel GP LLC

Issuer and Ticker Symbol:	PHH Corporation [PHH]

Date of Event
Requiring Statement:	07/08/2014

CITADEL GP LLC

By: /s/ John C. Nagel

John C. Nagel, Authorized Signatory

JOINT FILER INFORMATION

Name:	Surveyor Capital Ltd.

Address:	c/o Citadel GP LLC
131 S. Dearborn Street, 32nd Floor
Chicago, Illinois 60603

Designated Filer:	Citadel GP LLC

Issuer and Ticker Symbol:	PHH Corporation [PHH]

Date of Event
Requiring Statement:	07/08/2014

SURVEYOR CAPITAL LTD.

By: /s/ John C. Nagel

John C. Nagel, Authorized Signatory

JOINT FILER INFORMATION

Name:	Kenneth C. Griffin

Address:	c/o Citadel GP LLC
131 S. Dearborn Street, 32nd Floor
Chicago, Illinois 60603

Designated Filer:	Citadel GP LLC

Issuer and Ticker Symbol:	PHH Corporation [PHH]

Date of Event
Requiring Statement:	07/08/2014

KENNETH C. GRIFFIN

By: /s/ John C. Nagel

John C. Nagel, attorney-in-fact*

* John C. Nagel is signing on behalf of Kenneth Griffin as attorney-in-fact pursuant to a power of attorney previously filed with the Securities and Exchange Commission on February 24, 2006, and hereby incorporated by reference herein. The power of attorney was filed as an attachment to a filing by Citadel Limited Partnership on Schedule 13G for Morgans Hotel Group Co.